Exhibit 99.1

DARA BioSciences Announces Third Quarter 2015 Results

Record Revenues for Q3

Company Reaffirms 2015 full year Guidance of $3.7 Million in Net Revenues

Company Provides Update on Merger Agreement with Midatech Pharma PLC

RALEIGH, NC -- (Marketwired) – November 2, 2015 -- DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing health care professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatment, today announced its third quarter 2015 results.

Third Quarter 2015 Financial Snapshot

DARA reported net revenues of $1.181 million for the third quarter ended September 30, 2015 based on gross product sales in excess of $1.5 million, as compared to net revenues of $597.8 thousand for the third quarter ended September 30, 2014, a year over year increase of 98%. The increase in revenues was primarily attributable to the expanded commercial sales organization and ongoing success in generating interest and prescriptions across DARA's oncology supportive care product portfolio.

DARA reported a loss attributable to controlling interest of approximately $2.7 million or ($0.14) per share for the third quarter ended September 30, 2015 as compared to a loss attributable to controlling interest of approximately $2.1 million, or ($0.11) per share for the third quarter ended September 30, 2014. Sales and marketing costs for the quarter increased $463.8 thousand over the same period last year,   primarily as a result of increased personnel costs, including an increase in incentive based field sales compensation driven by higher sales achievement. An increase in general and administrative expenses of $559.2 thousand was primarily driven by increased professional services costs related to DARA’s proposed merger with Midatech Pharma PLC. Research and development expenses decreased by $46.2 thousand, primarily as a result of reduced personnel costs. As of September 30, 2015, cash and cash equivalents totaled approximately $4.7 million.

"Our third quarter results illustrate continued growth from our commercial portfolio as our products continue to be accepted and utilized to support oncology patients and oncology health care providers nationwide," stated Christopher G. Clement, President and CEO of DARA BioSciences. Our continued momentum in the business and prescription increases for our key products Gelclair® and Soltamox® on a year to date basis support our full year estimates of net revenues for these two products to reach $3.7 million for 2015, excluding any net revenue contribution from our recent national launch of Oravig .

Clement continued, "We are excited regarding the continued strong performance of our commercial business and look forward to sustained success as we finalize our merger agreement with Midatech Pharma PLC.  As of today the timelines for the close of the transaction with Midatech remain on track and we believe that this will take place prior to the end of 2015. Midatech has received clearance from the SEC on their Form F-4 registration statement and from Nasdaq on the listing of American Depositary Receipts representing Midatech Ordinary Shares. A DARA shareholder meeting to approve the merger has been set for December 2, 2015. "

DARA believes that its currently available funds, together with projected sales of Gelclair, an FDA-approved bioadherent oral rinse gel for treating the painful symptoms of oral mucositis (OM), Soltamox, (tamoxifen citrate oral liquid solution), Oravig, the first and only orally-dissolving buccal tablet approved for oral thrush, and the Mission Pharmacal  products Ferralet® 90 (for anemia) and Aquoral® (for cancer-related dry mouth), will enable DARA to fund its current operations and to meet its obligations into the first quarter of 2016.

Third Quarter 2015 Operational Highlights and Recent Key Events

DARA made significant progress during the third quarter of 2015 in executing its strategy as well as expanding the commercial opportunity for its flagship oncology and oncology supportive care products, as follows:

•	Quarterly net revenues increased 98% from Q3 FY'14 to $1.181 million, based on continued increases in prescriptions for our oncology supportive care portfolio.
•	The merger agreement with Midatech Pharma PLC, a UK based specialty pharmaceutical company, is expected to close during the fourth quarter of 2015.
•	Launched Oravig into both the oncology and the primary care markets.
•	Oravig has been stocked and is available for both retail and institutional customers throughout the national wholesale distribution network
•	Oravig is being supported by DARA’s retail prescription savings program available at over 40,000 pharmacies nationwide
•
Gelclair continues to be the leading gel barrier prescribed in the U.S. retail market, per Symphony Prescription data, leading the nearest competitor by a 3 to 1 margin of prescriptions written in September and continues to outperform the overall gel barrier retail prescription market with consistent quarter over quarter prescription growth

•	Q3 showed continued strong growth of over 200% in Gelclair prescriptions through DARA’s HUB pharmacy vs Q2 of this year.
•
DARA has provided Gelclair to over 800 uninsured or underinsured patients, through DARA’s HUB program, providing health care providers a dependable option for prescribing Gelclair to all of their appropriate patients.

•	Soltamox continues to show sequential quarterly sales growth
•	DARA initiated a full service specialty pharmacy patient support program for Aquoral through its HUB program
•	DARA’s telesales program has and continues to make calls on the top 300 high volume prescribing practitioners in “white space” areas
•	The FDA provided formal agreement with DARA’s proposed development plan for KRN as well as proposed bridging studies for the new formulation.
•
The US Patent and Trademark Office granted a significant extension of patent protection for DARA’s KRN 5500 developmental asset through a recently issued formulation patent, which DARA believes is strengthening potential opportunities to partner KRN 5500 and bringing newly-interested parties into discussions.

Based on our current trends and continued growth DARA continues to support our previous guidance of $3.7 million for Gelclair and Soltamox net sales for the full year 2015, excluding any net revenue contribution from the launch of Oravig later in the year.

Financial Highlights

A summary of key financial highlights for the three and nine months ended September 30, 2015 and 2014 as well as highlights as of September 30, 205 and 2014 is as follows ($ in  thousands):

	For the three months ended September 30, 2015	For the three months ended September 30, 2014	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014

Net Revenues	1,181.1	597.8	2,824.0	1,168.7

Gross Margin	939.8	471.9	2,173.2	898.3

Operating Expenses	3,637.4	2,647.0	10,688.8	8,607.0

Net Loss Attributed to Controlling Interest	(2,697.8)	(2,110.5)	(8,532.9)	(7,351.6)

	As of September 30, 2015	As of December 31, 2014
Cash and Cash Equivalents	4,658.8	12,026.6

Current Assets	6,224.7	13,773.8

Current Liabilities	3,439.9	3,745.3

Working Capital	2,784.8	10,028.5

About DARA BioSciences, Inc.

DARA BioSciences Inc. of Raleigh, North Carolina, is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to Gelclair® oral rinse gel, Oravig® (miconazole) buccal tablets and Soltamox® (tamoxifen citrate oral liquid solution). DARA licensed the U.S. rights to Gelclair from the Helsinn Group in Switzerland, Oravig from Onxeo S.A. in France, and Soltamox from Rosemont Pharmaceuticals, Ltd, a U.K. based manufacturer and a subsidiary of Perrigo Company, plc.

DARA partners with Alamo Pharma Services, a subsidiary of Mission Pharmacal, to deploy a dedicated 20-person national sales team in the U.S. oncology market. In addition to promoting DARA's products Gelclair, Soltamox, and Oravig, this specialized oncology supportive care sales team also provides clinicians with access to two Mission Pharmacal prescription products: Ferralet® 90 and Aquoral® Important Safety Information and full Prescribing Information for Ferralet 90 and Aquoral can be found at: www.Ferralet.com  and www.Aquoral.com.

Gelclair is an alcohol-free bio-adherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. Gelclair should not be used by patients with a known or suspected hypersensitivity to the product or any of its ingredients. For further information on Gelclair and the Full Prescribing Information please visit www.Gelclair.com.

Oravig is the first and only muco-adhesive buccal tablet formulation of miconazole approved to treat oropharyngeal candidiasis (OPC), also known as oral thrush, in adult patients in the United States. Oravig should not be used in patients with a known hypersensitivity to miconazole, milk protein concentrate, or any other component of the   product.

Soltamox (tamoxifen citrate oral liquid solution), the only liquid form of tamoxifen, is indicated for the treatment of metastatic breast cancer, the adjuvant treatment of node-positive breast cancer in premenopausal women, the reduction in risk of invasive breast cancer in women with ductal carcinoma in situ (DCIS), and for the reduction of the incidence of breast   cancer in women at high risk for breast cancer. Currently, there are more than 1.8 million prescriptions of tamoxifen written on an annual basis in the United States. Between 30 and 70 percent of patients fail to complete their prescribed course of treatment, thereby diminishing its benefits in reducing the risk of breast cancer   recurrence.

Tamoxifen Important Safety  Information

Tamoxifen citrate is contraindicated in women who require concomitant coumadin-type anticoagulant therapy, in women with a history of deep vein thrombosis or pulmonary embolus, and in women with known hypersensitivity to the drug or any of its ingredients.

Serious and life-threatening events associated with tamoxifen in the risk reduction setting women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism.

The most common adverse reactions to tamoxifen treatment are (incidence > 20%) hot flashes, fluid retention, vaginal discharge, vaginal bleeding, vasodilatation, nausea, irregular menses, weight loss, and musculoskeletal events.

Tamoxifen carries the following Boxed Warning:

WARNING -- For Women with Ductal Carcinoma in Situ (DCIS) and Women at High Risk for Breast Cancer: Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism. Incidence rates for these events were estimated from the NSABP P-1 trial (see CLINICAL PHARMACOLOGY, Clinical Studies, Reduction in Breast Cancer Incidence In High Risk Women). Uterine malignancies consist of both endometrial adenocarcinoma (incidence rate per 1,000 women-years of 2.20 for tamoxifen vs. 0.71 for placebo) and uterine sarcoma (incidence rate per 1,000 women-years of 0.17 for tamoxifen vs. 0.0 for placebo)*. For stroke, the incidence rate per 1,000 women-years was 1.43 for tamoxifen vs. 1.00 for placebo**. For pulmonary embolism, the incidence rate per 1,000 women-years was 0.75 for tamoxifen versus 0.25 for placebo**. Some of the strokes, pulmonary emboli, and uterine malignancies were fatal. Health care providers should discuss the potential benefits versus the potential risks of these serious events with women at high risk of breast cancer and women with DCIS considering tamoxifen to reduce their risk of developing breast cancer. The benefits of tamoxifen outweigh its risks in women already diagnosed with breast cancer.

*Updated long-term follow-up data (median length of follow-up is 6.9 years) from NSABP P-1 study. See WARNINGS, Effects on the Uterus-Endometrial Cancer and Uterine Sarcoma in Prescribing Information.

**See Table 3 under CLINICAL PHARMACOLOGY, Clinical Studies in Prescribing Information.

The full Prescribing Information for Soltamox is available at www.soltamox.com/prescribing-information.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy-induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and has granted DARA two separate Orphan Drug Designations for the treatment of multiple myeloma and for the treatment of painful CCIPN that is refractory to conventional analgesics.

For more information please visit our web site at www.darabio.com.

Important Additional Information About the Transaction

This press release may be deemed to be solicitation material in respect of the proposed merger between Midatech Pharma PLC (“Midatech”) and DARA. The proposed transaction will be submitted to the stockholders of DARA for their consideration. In connection with the proposed transaction, Midatech has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, as amended, that includes a definitive proxy statement of DARA and that also constitutes a prospectus of Midatech. The stockholders of DARA are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about the companies, at the SEC’s web site (http://www.sec.gov). Copies of the definitive proxy statement/prospectus can be obtained, free of charge, by contacting DARA’s Investor Relations at 917-322-2569 or by accessing DARA’s investor relations website at www.darabio.com.

Participants in the Solicitation
Midatech, DARA and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Midatech’s and DARA’s directors and executive officers is available the definitive proxy statement/prospectus, as amended, which was initially filed with the SEC on August 11, 2015, and other relevant materials filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and are subject   to risks and uncertainties. These statements are based on the current expectations, estimates, forecasts and projections regarding management's beliefs and assumptions. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negatives of those terms. Such forward-looking statements are subject   to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in DARA's most recent Annual Report on Form 10-K, filed with the SEC on March 3, 2015, and DARA's other filings with the SEC from time to time. Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Gelclair, Oravig, Soltamox, or other products, DARA's ability to achieve the desired results from the agreements with Mission and Alamo, compliance with FDA promotional regulations and other regulatory risks relating to DARA's ability to market Gelclair, Oravig, Soltamox, or other products in the United States or elsewhere, the potential delisting of DARA's common stock from the NASDAQ Capital Market, the ability to consummate the merger with Midatech Pharma PLC, DARA's ability to in- license and/or partner products, the current regulatory environment in which DARA sells its products, the market acceptance of those products, DARA's ability to develop KRN5500 into an FDA- approved commercial product or otherwise successfully partner the product candidate, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-  looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

DARA BioSciences Contact
Steve Silver
Senior Vice President
Rx Communications Group
917-322-2569
ssilver@RxIR.com